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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT




        Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934. Date of Report (Date of earliest event reported): December 11, 1997



                        LITHIUM TECHNOLOGY CORPORATION
            (Exact Name of Registrant as Specified in Its Charter)




     Delaware                           1-10446               13-3411148
--------------------------------        ------------          ------------------
State or Other Jurisdiction             Commission            IRS Employer
of Incorporation or Organization        File Number           Identification No.


               5115 Campus Drive, Plymouth Meeting, PA  19462
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             Address of Principal Executive Offices and Zip Code




     Registrant's telephone number, including area code: (610) 940-6090
                                                         --------------

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Item 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

        The independent accountants who previously audited the financial statements of Lithium Technology Corporation ("Company") for the fiscal year ended December 31, 1996 and prior years, Wiss & Company, LLP ("Wiss"), were notified by the Company on December 11, 1997 that the Company had elected not to utilize the services of Wiss in connection with the audit of the Company's 1997 financial statements. Wiss & Company's reports on the Company's financial statements for the fiscal years ended December 31, 1996 and December 31, 1995 did not contain an adverse opinion or a disclaimer of opinion; nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles, except that its report for the year ended December 31, 1996 indicated substantial doubt about the Company's ability to continue as a going concern. During the Company's two most recent fiscal years ended December 31, 1995 and December 31, 1996 and the subsequent interim period preceding December 11, 1997, there were no disagreements between the Company and Wiss on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Wiss would have caused it to make reference to the subject matter of the disagreement in connection with its report. The Company did not experience any of the events listed in paragraph (a)(1)(v)(A) through (D) of
Item 304 of Regulation S-K and defined as "reportable events" within the Company's two most recent fiscal years ended December 31, 1995 and December 31, 1996 and the subsequent interim period preceding December 11, 1997.

        The Company will report in a subsequent 8-K regarding the engagement of a new independent accountant. The decision to change accountants was approved by the Company's Board of Directors.

Item 7. FINANCIAL STATEMENTS AND EXHIBITS

        (a)  16.1  Letter from Wiss & Company, LLP

                                  SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                     LITHIUM TECHNOLOGY CORPORATION



                                     By:   /s/ David J. Cade
                                          -------------------------
                                           David J. Cade
                                           President and
                                           Chief Operating Officer


Date:  December 18, 1997